Energy XXI to Acquire EPL Oil & Gas

•   Merger will create the largest public independent producer on the shelf

•   Pro forma production approximates 65,000 BOE per day, 70 percent oil

•   Transaction expected to be immediately accretive to shareholders

HOUSTON – March 12, 2014 – Energy XXI (NASDAQ: EXXI) (AIM: EXXI) and EPL Oil & Gas, Inc. (NYSE:EPL) today announced the signing of a definitive merger agreement pursuant to which Energy XXI will acquire all of EPL’s outstanding shares for total consideration of $2.3 billion, including the assumption of debt. As a result of the merger, Energy XXI will become the largest public independent producer on the Gulf of Mexico shelf, with production of approximately 65,000 barrels of oil equivalent (BOE) per day, 70 percent oil, including a reduction related to the pending divestiture of non-operated interests in the Eugene Island 330 and South Marsh Island 128 fields. Upon completion of the merger, Energy XXI expects to have an enterprise value of approximately $6 billion.

“EPL’s assets and operations closely resemble our own, predominantly oil, with some of the highest margins in the industry and extraordinary opportunities for reserves and production growth through development and exploration activities,” Energy XXI Chairman and CEO John Schiller said. “Energy XXI will be the only publicly traded pure play on the Gulf of Mexico shelf, with the highest concentration of large, mature oil fields ever owned by a single shelf operator. With a history of increasing acquired reserves, we have proven the adage that big oil fields get bigger, and we are excited at the prospect of continuing that trend with the addition of EPL’s properties.”

“This merger of the two premier independent oil producers on the shelf will create an unrivalled operator,” EPL Chairman, President and CEO Gary C. Hanna said. “As part of a larger organization, EPL shareholders will benefit from synergies across the board, a high-grading of the drilling portfolio and opportunities to expand across the Gulf of Mexico.”

EPL owns working interests in 37 producing fields, mainly concentrated within nine core producing areas: an estimated 91 percent of proved reserves, 88 percent of production and 91 percent of revenues are associated with the Ship Shoal, East Bay, South Timbalier, South Pass 78 and 49, West Delta, Main Pass, Eugene Island and South Marsh complexes. EPL operates 90 percent of its properties, by reserves, similar to Energy XXI’s 94 percent.

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EPL’s year-end reserves estimates were prepared as of Dec. 31, 2013 by Netherland, Sewell & Associates, Inc., independent oil and gas consultants. Including estimates for the subsequently acquired Eugene Island 258/259 field, and adjustments for lease-use natural gas, the properties are estimated to contain net proved and probable reserves of 106.3 million BOE, 71 percent of which is oil. Proved reserves are estimated at 54.9 million barrels of oil and 139.2 billion cubic feet of natural gas, or a total of 78.1 million BOE, 70 percent of which are proved developed. Offshore leases total 273,713 net acres. At its Dec. 31, 2013 year end, EPL reported total assets of $1.86 billion, with net income for the year totaling $85.3 million. Further information is available at www.eplweb.com.

“This acquisition adds meaningfully to our reserves, production, infrastructure and acreage positions, complemented by seismic data and field studies,” Energy XXI Executive Vice President of Exploration and Production Ben Marchive said. “Upon completion, the combined company will own and operate 10 oil fields on the shelf with cumulative production exceeding 80 million barrels of oil each, with ample opportunity to grow organically by increasing recovery from those known reservoirs as well as by exploring around and below the producing horizons. The combined company’s larger presence on the central Gulf of Mexico shelf can drive capital costs lower and operating efficiencies higher. In addition, we will be able to apply horizontal drilling and other exploitation expertise across the expanded portfolio, while leveraging advanced seismic data to explore sub-salt and deeper horizons across the region.”

In addition to utilizing cash on hand to finance the purchase, Energy XXI has obtained commitments to increase its corporate revolver from $1.0875 billion currently to $1.675 billion in conjunction with the acquisition, as well as a $400 million unsecured bridge loan to augment the available revolver if EPL’s bonds are repurchased. Energy XXI would anticipate retiring any bridge loan through the future issuance of high-yield notes. Details of financing terms will be disclosed upon completion of any issuances.

“Based on current expectations and market conditions, the acquisition is expected to be immediately accretive to existing Energy XXI shareholders, while offering EPL shareholders a significant premium to recent trading prices in addition to the ability to participate in the future success of the combined company,” Schiller said.

Transaction Terms

The consideration to be received by EPL stockholders is valued at $39.00 per EPL share based on Energy XXI’s closing price as of March 11, 2014, representing a 37 percent premium to the 30-day average closing price of EPL shares and a 34 percent premium over the closing price of EPL shares on March 11, 2014. The aggregate consideration will be paid 65 percent in cash and 35 percent in Energy XXI common shares, based on Energy XXI’s closing price on March 11, 2014. EPL stockholders will be able to elect, for each EPL share held, either (i) $39.00 in cash, (ii) 1.669 common shares of Energy XXI, or (iii) $25.35 in cash plus 0.584 common shares of Energy XXI. All elections by shareholders will be subject to proration. Upon closing, Energy XXI shareholders are expected to own approximately 77 percent of the combined company and EPL shareholders are expected to own the remaining 23 percent.

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Aggregate consideration to EPL shareholders is expected to consist of approximately $1 billion in cash and approximately 23.4 million common shares of Energy XXI. Once the transaction is completed, Schiller will remain chairman and CEO of the combined entity. The headquarters will remain in Houston. One member of EPL’s board of directors will join the Energy XXI board of directors upon completion of the transaction, which is subject to shareholder approval at both companies, receipt of regulatory approvals and customary closing conditions. Both the boards of directors of Energy XXI and EPL are unanimously recommending that shareholders vote in favor of the transaction.

Members of the boards of directors and management teams of Energy XXI and EPL all have entered into voting agreements in support of the transaction.

Energy XXI expects that the completion of the transaction will trigger change-of-control provisions in the indenture governing EPL’s existing senior notes. These change-of-control provisions entitle holders of the notes to receive 101 percent of par for the notes, plus accrued and unpaid interest from a change-of-control offer related to the notes. Energy XXI expects any of EPL’s notes not tendered pursuant to the change of control offer to remain outstanding following the transaction, subject to any opportunistic refinancing of such notes it may pursue in the future based on market conditions and in accordance with the indenture for those notes.

Advisors and Counsel

Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC acted as financial advisors to the Energy XXI board of directors and each rendered a fairness opinion in connection with the transaction. Vinson & Elkins L.L.P. acted as legal advisor to the Energy XXI board of directors. Barclays acted as financial advisors to the EPL board of directors and rendered a fairness opinion in connection with the transaction. Sidley Austin LLP acted as legal advisor to the EPL board of directors.

Conference Calls Scheduled

Energy XXI has scheduled a conference call for today, March 12, 2014, at 8 a.m. CDT (1 p.m. London time) to discuss the acquisition. To actively participate on the conference call, please call 1 (631) 813-4724 about 5 minutes before the scheduled start time and use Confirmation Code 12508402. U.K. callers may dial (0) 800 0288 438. Those who wish to view the presentation materials, or to participate in listen-only mode, should access the event through the company's web site, www.energyxxi.com. A replay of the call will be archived and available on the web site following the live call.

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EPL has scheduled a conference call for Wednesday, March 12, 2014, at 9 a.m. CDT to discuss the acquisition. To actively participate on the conference call, please call the Toll-Free Dial-In Number (866) 845-8624, or International Dial-In (706) 634-0487, approximately five minutes before the scheduled start time and use Conference ID Code: 12862334. Those who wish to participate in listen-only mode can access the event through the company's web site, www.eplweb.com. A replay of the call will be archived and available on the web site following the live call.

Safe Harbor for Forward-Looking Statements

This press release contains forward-looking statements concerning the proposed transaction, its financial and business impact, management's beliefs and objectives with respect thereto, and management's current expectations for future operating and financial performance, based on assumptions currently believed to be valid. Forward-looking statements are all statements other than statements of historical facts. The words "anticipates," "may," "can," "plans," "believes," "estimates," "expects," "projects," "intends," "likely," "will," "should," "to be," and any similar expressions or other words of similar meaning are intended to identify those assertions as forward-looking statements. It is uncertain whether the events anticipated will transpire, or if they do occur, what impact they will have on the results of operations and financial condition of Energy XXI, EPL or of the combined company. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those anticipated, including but not limited to the ability of the parties to satisfy the conditions precedent and consummate the proposed transaction, the timing of consummation of the proposed transaction, the ability of the parties to secure regulatory approvals in a timely manner or on the terms desired or anticipated, the ability of Energy XXI to integrate the acquired operations, the ability to implement the anticipated business plans following closing and achieve anticipated benefits and savings, and the ability to realize opportunities for growth. Other important economic, political, regulatory, legal, technological, competitive and other uncertainties are identified in the documents filed with the SEC by Energy XXI and EPL from time to time, including their respective Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. The forward-looking statements included in this press release are made only as of the date hereof. Neither Energy XXI nor EPL undertakes any obligation to update the forward-looking statements included in this press release to reflect subsequent events or circumstances.

Competent Person Disclosure

The technical information contained in this announcement relating to resources and operations adheres to the standard set by the Society of Petroleum Engineers (“SPE”). Phil Kerig, Director of Corporate Development, is the qualified person who has reviewed and approved the technical information contained in this announcement.

About Energy XXI

Energy XXI is an independent oil and natural gas exploration and production company whose growth strategy emphasizes acquisitions, enhanced by its value-added organic drilling program. The company’s properties are located in the U.S. Gulf of Mexico waters and the Gulf Coast onshore. Cantor Fitzgerald Europe is Energy XXI’s listing broker in the United Kingdom. To learn more, visit the Energy XXI website at www.EnergyXXI.com.

About EPL

Founded in 1998, EPL is an independent oil and natural gas exploration and production company headquartered in Houston, Texas with an office in New Orleans, Louisiana. The Company's operations are concentrated in the U.S. Gulf of Mexico shelf, focusing on the state and federal waters offshore Louisiana. For more information, please visit www.eplweb.com.

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Important Additional Information Will Be Filed With The SEC

In connection with the proposed transactions, Energy XXI intends to file with the SEC a registration statement on Form S-4 that will include a joint proxy statement of Energy XXI and EPL that also constitutes a prospectus of Energy XXI. Each of Energy XXI and EPL also plan to file other relevant documents with the SEC regarding the proposed transactions. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. You may obtain a free copy of the joint proxy statement/prospectus (if and when it becomes available) and other relevant documents filed by Energy XXI and EPL with the SEC at the SEC's website at www.sec.gov. You may also obtain these documents by contacting Energy XXI’s Investor Relations department at (713) 351-3175 or via e-mail at IR@energyxxi.com or by contacting EPL's Investor Relations department at (713) 228-0711 or via email at mjensen@eplweb.com.

Participants in the Solicitation

Energy XXI and EPL and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transactions. Information about Energy XXI's directors and executive officers is available in Energy XXI's proxy statement dated October 7, 2013, for its 2013 Annual Meeting of Shareholders. Information about EPL's directors and executive officers is available in EPL's proxy statement dated March 21, 2013, for its 2013 Annual Meeting of Stockholders. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement, Energy XXI proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the proposed transactions when they become available. Investors should read the joint proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from Energy XXI or EPL using the sources indicated above.

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

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GLOSSARY

Reserves:

Proved Oil and Gas Reserves — Those quantities of crude oil and gas, which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible — from a given date forward, from known reservoirs, and under existing economic conditions, operating methods and government regulations — prior to the time at which contracts providing the right to operate expire, unless evidence indicates that renewal is reasonably certain, regardless of whether deterministic or probabilistic methods are used for the estimation. The project to extract the hydrocarbons must have commenced or the operator must be reasonably certain that it will commence the project within a reasonable time. This definition has been abbreviated from the definition of "Proved oil and gas reserves" contained in Rule 4-10(a)(22) of SEC Regulation S-X.

Proved Developed Reserves — Reserves are categorized as proved developed if they are expected to be recovered from existing wells.

Probable Reserves — Those additional reserves that are less certain to be recovered than proved reserves but more certain to be recovered than possible reserves. This definition has been abbreviated from the applicable definition contained in Rule 4-10(a)(18) of SEC Regulation S-X.

Possible Reserves — Those additional reserves that are less certain to be recovered than probable reserves. This definition has been abbreviated from the applicable definition contained in Rule 4-10(a)(17) of Regulation S-X.

Other terms:

Barrel – unit of measure for oil and petroleum products, equivalent to 42 U.S. gallons.

BOE – barrels of oil equivalent, used to equate natural gas volumes to liquid barrels at a general conversion rate of 6,000 cubic feet of gas per barrel.

BOE/d – barrels of oil equivalent per day.

Bbl/d – barrels per day of oil or condensate.

MMBTU – million British thermal units.

Mcf/d – thousand cubic feet of gas per day.

MD – total measured depth of a well.

Net Pay – cumulative hydrocarbon-bearing formations.

NRI, Net Revenue Interest – the percentage of production revenue allocated to the working interest after first deducting proceeds allocated to royalty and overriding interest.

Proved, Probable, Possible reserves – are as defined in the SPE/World Petroleum Congress Standard.

psi – pounds per square inch.

TD – target total depth of a well.

TVD –true vertical depth of a well.

WI, Working Interest – the interest held in lands by virtue of a lease, operating agreement, fee title or otherwise, under which the owner of the interest is vested with the right to explore for, develop, produce and own oil, gas or other minerals and bears the proportional cost of such operations.

Workover / Recompletion – operations on a producing well to restore or increase production. A workover or recompletion may be performed to stimulate the well, remove sand or wax from the wellbore, to mechanically repair the well, or for other reasons.

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Enquiries of Energy XXI

Energy XXI

Stewart Lawrence

Vice President, Investor Relations and Communications

713-351-3006

slawrence@energyxxi.com

Greg Smith

Director, Investor Relations

713-351-3149

gsmith@energyxxi.com

Cantor Fitzgerald Europe

Nominated Adviser: David Porter, Rick Thompson

Corporate Broking: Richard Redmayne

Tel: +44 (0) 20 7894 7000

Pelham Bell Pottinger

James Henderson

jhenderson@pelhambellpottinger.co.uk

Mark Antelme

mantelme@pelhambellpottinger.co.uk

+44 (0) 20 7861 3232

Enquiries of EPL

EPL

Mac Jensen

Senior Vice President, Business Development

(713) 228 0711

mjensen@eplweb.com

Brunswick Group

Mark Palmer

(214) 254 3790

mpalmer@brunswickgroup.com

Ward

Deborah Buks

dbuks@wardcc.com

(713) 869 0707

Molly LeCronier

mlecronier@wardcc.com

(713) 869 0707

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